SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):

                           January 18, 2001

                      TOWER GLOBAL VENTURES CORP.
                      ---------------------------
       (Exact name of registrant as specified in this charter)


           Delaware              0-30591           23-3030658
           --------            -----------         ----------
 (State or other jurisdiction  (Commission       (IRS Employer
        of incorporation       File Number)    Identification No.)


              202 Oakland Avenue, New Britain, CT 06053
              -----------------------------------------
        (Address and Zip Code of Principal Executive Offices)

              Issuer's Telephone Number: (860) 229-2524


Item 1.  Changes in control of registrant.

On January 18, 2001, Southeast Atlantic Holding Corp. (hereinafter referred to as "Southeast"), a Bermuda corporation, purchased 5,000,000 shares of the common stock of the Registrant from FS Capital Markets Group Inc., in a private transaction. As a result of this transaction, Southeast, a company controlled by Guiseppe P. Giustiniano, now owns 100% of the Registrant's issued and outstanding common stock.

Item 5.  Other events.

On January 18, 2001, Guiseppe P. Giustiniano was elected as the Registrant's sole director and officer. Mr. Giustiniano succeeded Michael C.W. Tay in these positions following the resignation of Mr. Tay as an officer and director of the Registrant, see Item 6 below.

Item 6.  Resignation of registrant's directors.

On January 18, 2001, Michael C.W. Tay resigned as a director and officer of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The letter of resignation of Mr. Tay from all posts is attached hereto as Exhibit 17.0.

Item 7.  Exhibits.

            Exhibit Number             Description
            --------------    ------------------------------
                17.0          Letter on Director Resignation



                              SIGNATURES
                              ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TOWER GLOBAL VENTURES CORP.
                               ---------------------------
                               [Registrant]

                               By: /s/ Guiseppe P. Giustiniano
                               -------------------------------
                               Guiseppe P. Giustiniano
                               President & Chief Executive Officer




Dated: January 18, 2001.